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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF SIGNATURE RESORTS, INC.


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
NAME                                           JURISDICTION OF ORGANIZATION
AKGI - St. Maarten, N.V......................  Delaware and Netherlands Antilles

All Seasons Resorts, Inc.....................  Arizona

All Seasons Resorts, Inc.....................  Texas

Grand Beach Resort, Limited Partnership......  Georgia (limited partnership)

Greensprings Associates......................  Virginia (joint venture)

Herich Tahoe Development.....................  Nevada (general partnership)

Lake Tahoe Resort Partners, LLC..............  California (limited liability company)

MMG Development Corp. .......................  Florida

Poipu Resort Partners, L.P. .................  Hawaii (limited partnership)

Port Royal Resort, L.P. .....................  South Carolina (limited partnership)

Powhatan Associates .........................  Virginia (joint venture)

Signature Grand Villas, Inc. ................  U.S. Virgin Islands

Sunterra Pacific, Inc. ......................  Washington

Torres Mazatlan S.A. de C.V. ................  Mexico

Torres Vallarta S.A. de C.V. ................  Mexico

West Maui Resort Partners, L.P. .............  Delaware (limited partnership)
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